EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-09797, 333-36845 and 333-41338) of Cylink Corporation of our report dated June 1, 2000, with respect to the financial statements of Celotek Corporation for the year ended December 31, 1999 and 1998, included in this Amendment No. 1 to Current Report on Form 8-K/A of Cylink Corporation dated August 30, 2000, as amended November 27, 2000.


Raleigh, North Carolina                          /s/ Ernst & Young
November 27, 2000